Exhibit 6

JOINT FILING AGREEMENT

We, the signatories of Amendment No. 11 (“Amendment No. 11”) to the Schedule 13D to which this Agreement is attached, hereby agree that, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, this Amendment No. 11 and any further amendments to such Schedule 13D filed by any of us will be filed on behalf of each of us.

Dated: August 3, 2023

MATTHEW T. MOROUN

By:	/s/ Matthew T. Moroun

2020 NORA MOROUN TRUST

By:	/s/ Matthew T. Moroun
Name: Title:	Matthew T. Moroun Trustee

By:	/s/ Frederick P. Calderone
Name: Title:	Frederick P. Calderone Special Trustee

2020 LINDSAY MOROUN TRUST

By:	/s/ Matthew T. Moroun
Name: Title:	Matthew T. Moroun Trustee

By:	/s/ Frederick P. Calderone
Name: Title:	Frederick P. Calderone Special Trustee

SWIFTSURE TRUST

By:	/s/ Matthew T. Moroun
Name: Title:	Matthew T. Moroun Trustee

By:	/s/ Frederick P. Calderone
Name: Title:	Frederick P. Calderone Special Trustee

FREDERICK P. CALDERONE

By:	/s/ Frederick P. Calderone